Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
HealthSpring, Inc.:
We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Nashville, Tennessee
September 26, 2006